UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2023, Astra Energy Inc. (the “Company”) entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC, (“1800 Diagonal”) for the purchase by 1800 Diagonal from the Company of a Convertible Promissory Note (“Promissory Note”) in the aggregate principal amount of $69,250. The funds were received by the Company on February 14, 2023.

The Promissory Note will bear interest at the rate of 9% per annum and may be converted at any time after 180 days from the issue date of the Note and at a price equal to the Variable Conversion Price (as defined in the Promissory Note). The Promissory Note will have a maturity date of one year from the date of issuance and must be fully converted on or before the maturity date in order to be converted. The Promissory Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Promissory Note. Any amount of principal or interest on the Promissory Note not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid.

The Company is required to reserve five times the number of shares of its Common Stock issuable on full conversion of the Promissory Note (based on the Conversion Price of the Note in effect from time to time, initially 3,436,724 shares) (the "Reserved Amount").

On February 16, 2023, the Company entered into a Loan Agreement and Secured Promissory Note (the “Agreement”) with TTII Strategic Acquisitions & Equity Group, Inc. (“GTII”), wherein GTII has agreed to lend the Company $100,000 for a 12 month period (the “Loan”). The Loan bears interest at the rate of 10% per annum and is secured with an assignment of a patent number US2020/0164381 A1, held in the name of the Company's subsidiary, Regreen Technologies, Inc.

Pursuant to the Agreement, GTII will pay, on behalf of the Company, disbursements in the aggregate amount of $10,000 from the Loan, resulting in usable funds by the Company of $90,000.

Pursuant to the Agreement, the Company shall pay to GTII ¼ of the interest owed on the 15th calendar day following the close of the calendar quarter, and each quarter thereafter, following the issuance of the loaned funds. On the termination date of the loan, the Company shall pay to GTII the final interest payment and the principal of the Loan.

The foregoing description of the terms of the foregoing transactions does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respective, Exhibit 10.30 through 10.32 to the Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant

The information set forth above in item 1.01 is hereby incorporated by reference into this item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 8.01	Other Events

The proceeds received by the Company from the Promissory Note and the Loan will be used for general working capital expenses.

2

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.30*	Securities Purchase Agreement
10.31*	Promissory Note
10.32*	Loan Agreement and Secured Promissory Note
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Attached hereto

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: February 23, 2023	By:	/s/ Kermit Harris
Kermit Harris
President

4